UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 15, 2019

QUALSTAR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

California (State or other Jurisdiction of Incorporation or Organization)	001-35810 (Commission File Number)	95-3927330 (I.R.S. Employer Identification No.)

130 West Cochran Street, Unit C

Simi Valley, CA 93065

(Address of principal executive offices) (Zip Code)

(805) 583-7744

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01	Entry into a Material Definitive Agreement.

On March 15, 2019, Qualstar Corporation (the “Company”) entered into a Standard Industrial/Commercial Multi-Tenant Lease – Gross dated February 14, 2019 (the “Lease”), with Flynn-Adolfo Associates, LP, a California limited partnership, for approximately 9,910 square feet of office and warehouse space at 1267 Flynn Road in Camarillo, California (the “Premises”). Beginning June 1, 2019, the Premises will serve as the Company’s head office location and will also be used for research and development, manufacturing, storage and other ancillary business purposes. The initial base rent under the Lease is approximately $9,910 per month and is subject to escalation over the term of the Lease. The Company is also responsible for its pro-rata share of certain operating expenses and taxes associated with the office building in which the Premises are located. The term of the Lease will commence on June 1, 2019 and will expire on July 31, 2024. The Company has an option to renew the Lease for two (2) additional thirty-six (36) month terms.

The foregoing summary of the Lease is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Standard Industrial/Commercial Multi-Tenant Lease – Gross, dated as of February 14, 2019, between the Registrant and Flynn-Adolfo Associates, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALSTAR CORPORATION

Dated: March 21, 2019	By:	/s/ Steven N. Bronson
Name: Steven N. Bronson
Title: President and Chief Executive Officer